Exhibit 3.2

                      CERTIFICATE OF AMENDMENT/DESIGNATION
                                       TO
                  AMENDED AND RESTATEDARTICLES OF INCORPORATION
                                       OF
                               VANTAS INCORPORATED

                 (To Increase the Number of Authorized Shares of
                        Common Stock and Preferred Stock)

      Pursuant to Chapter 78 of the Nevada Revised Statutes, VANTAS Incorporated, a Nevada corporation (the "Corporation"), does hereby certify as follows:

      1. The name of the Corporation is VANTAS Incorporated.

      2. The following resolutions (which set forth amendments to, and provide for the amendment of, the Amended and Restated Articles of Incorporation of the Corporation filed May 27, 1988, as amended by Certificate filed July 31, 1991, as further amended by Certificate of Amendment filed April 24, 1996, as further amended by Articles of Amendment filed November 15, 1996, as further amended by Articles of Amendment filed November 15, 1996, as further amended and restated by Amended and Restated Articles of Incorporation filed January 8, 1999, and as further amended and restated by Amended and Restated Articles of Incorporation filed July 23, 1999 (the "Amended and Restated Articles of Incorporation")), were duly adopted by the Board of Directors of the Corporation as of January 3, 2000:

            RESOLVED, that subject to the approval of the holders of a majority of the issued and outstanding shares of common and preferred stock of the Corporation, the Amended and Restated Articles of Incorporation be amended as set forth as Exhibit A to this resolution (the "Certificate of Amendment") to (i) increase the total authorized capital of the Corporation from 92,000,000 shares, of which 61,000,000 shares are Common Stock with a par value of $.01 per share and 31,000,000 shares are Preferred Stock with a par value of $.01 per share, to 97,000,000 shares, of which 63,500,000 shares are Common Stock with a par value of $.01 per share and 33,500,000 shares are Preferred Stock with a par value of $.01 per share (as set forth in Article IV, Paragraph 1 of the Amended and Restated Articles of Incorporation as amended by the Certificate of Amendment), and (ii) to increase the number of shares of Common Stock which are designated as Class A Common Stock from 41,000,000 shares of Class A Common Stock with a par value of $.01 per share, to 43,500,000 shares of Class A Common Stock with a par value of $.01 per share (as set forth in Article IV, Paragraph 2(a) of the Amended and Restated Articles of Incorporation as amended by the Certificate of Amendment); and be it further

            RESOLVED, that the Certificate of Amendment be submitted to the stockholders of the Corporation for approval, and upon the receipt of the approval of the holders of a majority of the issued and outstanding shares of common and preferred stock of the Corporation, the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of Nevada, the Certificate of Amendment.

      3. The number of shares of common stock outstanding at the time of the adoption of this Certificate of Amendment was 5,961,738 shares. The total number of shares of common stock entitled to vote thereon was 5,961,738 shares. The number of shares of preferred stock outstanding at the time of the adoption of this Certificate of Amendment was 29,837,272 shares. The total number of shares of preferred stock entitled to vote thereon was 29,837,272 shares.

      4. The number of shares of common stock voting for the adoption of this Certificate of Amendment was 3,246,728 shares and voting against was zero shares. The number of shares of preferred stock voting for the adoption of this Certificate of Amendment was 27,257,117 shares and voting against was zero shares. Accordingly, the written consent to the adoption of this Certificate of Amendment to the Amended and Restated Articles of Incorporation of the stockholders of the Corporation holding a majority of the voting power has been obtained in accordance with the provisions of NRS Section 78.320.

      5. This Certificate of Amendment is effective January 3, 2000.

      We, the undersigned President and Assistant Secretary, respectively, of the Corporation, for the purpose of amending the Articles of Incorporation of a corporation formed under the laws of the State of Nevada, do hereby make, file and record this Certificate of Amendment to the Amended and Restated Articles of Incorporation, and do hereby certify that the facts herein stated are true and we have accordingly hereunto set our hands this 3rd day of January, 2000.


                                        /s/ David W. Beale
                                        -------------------------------------
                                        David W. Beale
                                        President and Chief Executive Officer

ATTEST:


/s/ Steven M. Cooperman
----------------------------------
Steven M. Cooperman
Assistant Secretary, Senior
Vice President and General Counsel

STATE OF NEW YORK   )
                    ) SS.
COUNTY OF NEW YORK  )

            On the 3rd day of January, 2000, personally appeared before me David
W. Beale, the President and Chief Executive Officer of the Corporation, and Steven M. Cooperman, the Assistant Secretary, Senior Vice President and General Counsel of the Corporation, and who acknowledged that they executed this Certificate of Amendment to the Amended and Restated Articles of Incorporation.


                                        /s/ Barbara DiMartino
                                        ----------------------------
                                        Notary Public

                                    Exhibit A

      ARTICLE IV, Paragraph 1 and ARTICLE IV, Paragraph 2(a) of the Amended and Restated Articles of Incorporation of the Corporation are hereby amended and restated in their entirety as follows:

      "ARTICLE IV: 1. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 97,000,000, of which 63,500,000 shares shall be Common Stock with a par value of $.01 per share and 33,500,000 shares shall be Preferred Stock with a par value of $.01 per share."

                                     * * * *

      "2. A description of the different classes of capital stock of the Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, preferences, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the various classes of stock are as follows:

            (a) The authorized common stock shall be divided into two classes, Class A Common Stock of which there shall be 43,500,000 shares authorized, and Class B Common Stock of which there shall be 20,000,000 shares authorized. All of the shares of common stock issued and outstanding on the date of the filing of these Amended and Restated Articles of Incorporation shall be designated as Class A Common Stock. All shares of Class A Common Stock and Class B Common Stock shall be identical in all respects, and each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, provided, that prior to issuance of any shares of Class B Common Stock, the Board of Directors shall, in a resolution or resolutions providing for the issuance of such shares of Class B Common Stock adopted by the Board of Directors, grant such special rights of the Class B Common Stock to vote for Directors and to provide for conversion into Class A Common Stock upon certain events as set forth in the Appendix which is attached to the Amended and Restated Certificate of Designation of the Corporation's Series C Convertible Preferred Stock, dated as of July 20, 1999, and to the Certificate of Designation of the Corporation's Series D Convertible Preferred Stock, dated as of July 20, 1999, and filed with the Nevada Secretary of State on July 23, 1999."